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                                                                    EXHIBIT 99

                          DESCRIPTION OF COMMON STOCK
                            AND RELATED PREFERRED
                             STOCK PURCHASE RIGHTS
                      OF CASCADE NATURAL GAS CORPORATION


General

          The authorized capital stock of Cascade Natural Gas Corporation ("Cascade" or the "Company") consists of 16,096,560 shares divided into 96,560 shares of $.55 Cumulative Preferred Stock, without par value (the "$.55 Preferred Stock"), and 1,000,000 shares of Preferred Stock, $1.00 par value (together, the "Preferred Stock"), and 15,000,000 shares of Common Voting Stock, $1.00 par value per share (the "Common Stock").

          The following statements summarize certain provisions of Cascade's Restated Articles of Incorporation (the "Restated Articles"). Such summary does not purport to be complete and is qualified in its entirety by reference to the Restated Articles.

Dividends

          After the payment of all preferential dividends on shares of the Preferred Stock, holders of the Common Stock are entitled to dividends when and as declared by the Board of Directors. The Company's bank loan agreements contain provisions requiring maintenance of a minimum net worth.

Voting Rights

          Except as described below and except as otherwise provided by law, holders of the Common Stock have exclusive voting power and are entitled to one vote for each share held of record. Approval of matters brought before the shareholders requires the affirmative vote of a plurality of the shares of Common Stock present and voting, except as otherwise required by law or by the Restated Articles in the case of certain business combinations. The holders of Common Stock are entitled to cumulate their votes in electing directors.

          If the Company fails to pay six full quarterly dividends on the $.55 Preferred Stock, the holders of such stock will have the right to elect, voting as a class to the exclusion of the holders of Common Stock and holders of other classes of Preferred Stock, three members of the Board of Directors until all arrears and dividends have been paid in full, whereupon all voting rights will revest in the holders of Common Stock and, to the extent applicable, holders of other classes of Preferred Stock. In addition, the Company, without obtaining the affirmative vote of the holders of at least two-thirds of the shares of $.55 Preferred Stock then outstanding, may not increase the authorized number of shares of $.55 Preferred Stock, authorize or issue any stock having priority or preference over, or ranking on a parity with, the $.55 Preferred Stock as to dividends or assets, amend the Restated Articles so as to affect adversely any rights of the $.55 Preferred Stock, or merge or consolidate with or into any other corporation or dispose of all or substantially all of its assets. The holders of the Company's 7.85% Cumulative Preferred Stock, $1.00 par value (the "7.85% Preferred Stock"), a series of the Preferred Stock, $1.00 par value, have similar voting rights with respect to the election of directors in the event of dividend arrearages; provided that, if the holders of the $.55 Preferred Stock then have the right to elect three directors, the holders of the 7.85% Preferred Stock may exercise their voting rights as to the election of directors only to the extent that the holders of the $.55 Preferred Stock have elected fewer than three directors, such that the total number of directors elected by the holders of the $.55 Preferred Stock and the 7.85% Preferred Stock is not more than three. The holders of the 7.85% Preferred Stock also have approval rights comparable to those of the $.55 Preferred Stock with respect to changes in the rights or priority of the 7.85% Preferred Stock and certain other extraordinary corporate events.

Liquidation Rights

          In the event of any liquidation, dissolution or winding up of Cascade, the holders of the Common Stock are entitled to receive pro rata all assets of Cascade, if any, remaining after payment of all debt and payment to the holders of any outstanding Preferred Stock of the full preferential amounts fixed for such stock.

Dividend Reinvestment Plan

          The Company maintains an Automatic Dividend Reinvestment Plan (the "Plan"). All holders of Common Stock may participate in the Plan and may have cash dividends on their shares of Common Stock automatically reinvested in additional shares of Common Stock and may invest in additional shares of Common Stock by making optional cash payments without the payment of brokerage commissions or service charges. The Company may issue authorized but unissued shares or, at its option, direct an independant agent, who acts on behalf of participants, to purchase shares in the open market for the Plan.

Changes in Control and Business Combinations

          The Restated Articles and Washington law contain certain provisions that may have the effect of delaying or discouraging a hostile takeover of the Company. Article XII of the Restated Articles provides that certain business combinations involving the Company and any person who is or who has announced a plan to become the beneficial owner of 10 percent or more of the outstanding Common Stock (an "Interested Shareholder"), must be approved by the affirmative vote of the holders of at least 80 percent of the outstanding shares of the capital stock of the Company which are not owned by the Interested Shareholder or its affiliates. The 80 percent voting requirement does not apply in the case of a business combination which provides for conversion of Common Stock into cash, securities or property with a fair market value not less than the highest per share price paid by the Interested Shareholder or its affiliates for any of their shares of Common Stock or, under certain circumstances, if the business combination is approved by the Board of Directors.

          In addition, Chapter 23B.19 of the Washington Business Corporation Act prohibits certain Washington corporations, including the Company, from engaging in certain significant business transactions, such as a merger, share exchange or consolidation, sale, exchange or mortgage of significant assets, or termination of more than 5 percent of the employees of such a corporation, for a period of five years following an acquiring person's acquisition of beneficial ownership of 10 percent or more of the outstanding voting shares of such corporation, unless the significant business transaction or the purchase of such shares is approved in advance of the share acquisition by a majority of the members of the board of directors of such corporation.

Preferred Stock Purchase Rights

          Terms of Rights. In May 1993, the Company distributed to holders of Common Stock rights ("Rights") to purchase shares of Series Z Junior Participating Preferred Stock, $1.00 par value per share ("Series Z Preferred Stock"), on the basis of one Right for each share of Common Stock pursuant to a Rights Agreement dated March 19, 1993 (as amended June 15, 1993, the "Rights Agreement") between the Company and The Bank of New York, as successor rights agent (the "Rights Agent"). Until the Distribution Date (as defined below), each outstanding share of Common Stock will be accompanied by one Right, subject to adjustment.

          The Rights may not be exercised and will be attached to and trade with shares of Common Stock until the "Distribution Date," which will occur on the earlier of (i) the tenth day following a public announcement that there has been a "Share Acquisition," i.e., that a person or group (other than the Company, any subsidiary of the Company, or their employee benefit plans, or a person who acquires shares in a tender offer approved (sanctioned) by the Board of Directors) has acquired or obtained the right to acquire 20% or more of the outstanding Common Stock, and (ii) the tenth business day following the commencement or announcement of certain offers to acquire beneficial ownership of 30% or more of the Company's outstanding Common Stock. Following the Distribution Date, the Rights will trade separately and, after the receipt of all necessary regulatory approvals and the expiration of any right of redemption, will become exercisable.

          Subject to restrictions on exercisability, each Right entitles the holder to buy from the Company one one-hundredth of a share of Series Z Preferred Stock at a price of $85, subject to adjustment. Upon the occurrence of a Share Acquisition, and provided that all necessary regulatory approvals have been obtained, each Right will thereafter entitle the holder (other than such person or group) to buy from the Company for $85 shares of Common Stock having a market value of $170, subject to adjustment. Until a Right is exercised, the holder of a Right will not thereby have any rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

          At any time following a Share Acquisition but before any person becomes the beneficial owner of 50% or more of the Company's outstanding Common Stock, the Company may at its option, subject to receipt of required regulatory approvals, exchange all or part of the then outstanding and exercisable Rights for Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment.

          The Rights will expire on the earliest of (i) March 19, 2003, (ii) the consummation of certain transactions approved by the Company's Board of Directors, (iii) the exchange by the Company of Common Stock for such Rights as described in the preceding paragraph and (iv) the redemption of such Rights by the Company as described below.

          There is no assurance that all regulatory approvals for the exercise of the Rights or the issuance of the underlying Series Z Preferred Stock or Common Stock could be obtained in a timely fashion or at all. Furthermore, prior to the Distribution Date, the Company may without the consent of holders of the Rights, amend the Rights in any manner, including amendments which result in the cancellation of the Rights. Until the tenth day following a Share Acquisition, the Company may redeem all outstanding Rights at a redemption price of $.01 per Right, subject to adjustment. While the Rights are so subject to redemption, they are not exercisable.

          The Rights have certain antitakover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not sanctioned by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination sanctioned by the Board of Directors at a time when the Rights are redeemable.

          The foregoing description of the Rights is subject to and qualified by reference to the Rights Agreement dated as of March 19, 1993, and the First Amendment to Rights Agreement dated as of June 15, 1993, which are incorporated herein by reference.

          Terms of Series Z Preferred Stock. Subject to the rights of the holders of any shares of Preferred Stock ranking prior to the Series Z Preferred Stock with respect to dividends, the holders of shares of Series Z Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) quarterly dividends payable in cash on the last day of March, June, September and December in each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series Z Preferred Stock, in an amount per share equal to the greater of (a) $1.00 per share ($.01 per one one-hundredth of a share), or (b) subject to adjustment to reflect any stock split, stock dividend or similar transaction, 100 times the aggregate per share amount of all cash dividends declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Z Preferred Stock, and (ii) subject to adjustment, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per share equal to 100 times the aggregate per share amount of all noncash dividends or other distributions (other than a dividend payable in shares of Common Stock, by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series Z Preferred Stock.

          Accrued but unpaid dividends shall cumulate but shall not bear interest. Dividends paid on the shares of Series Z Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          Subject to adjustment, each share of Series Z Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series Z Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the shareholders of the Company.

          Except as otherwise provided by law, the holders of shares of Series Z Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the shareholders of the Company.

          Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series Z Preferred Stock unless, prior thereto, the holders of shares of Series Z Preferred Stock shall have received the higher of (i) $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to adjustment, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Z Preferred Stock, except distributions made ratably on the Series Z Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          The shares of Series Z Preferred Stock shall not be redeemable. Notwithstanding the foregoing, the Company may acquire shares of Series Z Preferred Stock in any other manner permitted by law.

          Unless otherwise provided in the Restated Articles or an amendment thereof relating to a subsequent series of Preferred Stock of the Company, the Series Z Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of the Company.

          Because of the nature of the Series Z Preferred Stock's dividend, liquidation and voting rights, the economic value of one one-hundredth of a share of Series Z Preferred Stock that may be acquired upon the exercise of each Right should approximate the economic value of one share of Common Stock.

          The Restated Articles shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series Z Preferred Stock so as to affect them adversely except with the affirmative vote of the holders of at least a majority of the outstanding shares of Series Z Preferred Stock, voting separately as a class.